                               AMENDMENT NO. 2 TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 1st day of August, 2001 by the Trustees hereunder.

         WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998, amended March 1, 1999 and March 6, 2001.

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Investment Trust (the "Trust") to add three new Series titled Diversified Bond Fund, Premium Money Market Fund and
High-Yield Fund, and

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended as of August 1, 2001, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

                  IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the 1st day of August, 2001.

Trustees of the American Century Investment Trust

/*/Albert Eisenstat                                         /*/Kenneth E. Scott
Albert Eisenstat                                            Kenneth E. Scott

/*/Ronald J. Gilson                                         /*/James E. Stowers III
Ronald J. Gilson                                            James E. Stowers III

/*/William M. Lyons                                         /*/Jeanne D. Wohlers
William M. Lyons                                            Jeanne D. Wohlers

/*/Myron S. Scholes
Myron S. Scholes

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

         Series                             Class          Date of Establishment

         Prime Money Market Fund            Investor             06/13/1993
                                            Advisor              06/01/1998
                                            C                    05/01/2001

         Diversified Bond Fund              Investor             08/01/2001
                                            Advisor              08/01/2001
                                            Institutional        08/01/2001

         Premium Money Market Fund          Investor             08/01/2001

         High-Yield Fund                    Investor             08/01/2001
                                            Advisor              08/01/2001
                                            C                    08/01/2001

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.